Exhibit 99.1

Press Release

I-many Receives NASDAQ Delisting Notice

EDISON, N.J., November 26, 2008 – I-many, Inc. (NASDAQ: IMNY), a leading provider of contract management software and services for the enterprise, reported that on November 24, 2008, the Company received a NASDAQ Staff Determination indicating that the Company has not regained compliance with the minimum $35 million market value of listed securities requirement set forth in NASDAQ Marketplace Rule 4310(c)(3)(B) (the “Rule”). As a result, the Company’s common stock would be subject to delisting unless the Company requests a hearing before the NASDAQ Listing Qualifications Panel (the “Panel”). I-many intends to request a hearing before the Panel. Consequently, I-many’s common stock will remain listed on The NASDAQ Capital Market until the Panel renders a decision following the hearing. However, there can be no assurance that the Panel will grant I-many’s request for continued listing.

Safe Harbor for Forward Looking Statements

This press release may contain forward-looking information within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act), including all statements that are not statements of historical fact regarding the intent, belief or current expectations of the company, its directors or its officers. The words “may,” “would,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “intend” and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the company’s ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

Company Contacts

I-many, Inc.

Kevin Harris, CFO

732-452-1515

kharris@Imany.com

or

Investor Relations:

Liolios Group, Inc. 949-574-3860

Ron Both, ron@liolios.com

Geoffrey Plank, geoffrey@liolios.com